EXHIBIT 21

SUBSIDIARIES OF C.H. ROBINSON WORLDWIDE, INC.

The Company’s consolidated subsidiaries are shown below together with the percentage of voting securities owned and the state or jurisdiction of organization of each subsidiary. The names have been omitted for subsidiaries which, if considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary. Subsidiaries of subsidiaries are indented in the following table:

Subsidiaries	Percentage of Outstanding Voting Securities Owned
C.H. Robinson International, Inc. (Minnesota)	100%

C.H. Robinson Worldwide Chile, S.A. (Santiago, Chile)	99.98%

C.H. Robinson Venezuela, C.A. (Venezuela)	100%

Spica Servicios Logisticos, C.A. (Venezuela)	100%

R.C. Aduanas, C.A. (Venezuela)	100%

C.H. Robinson de Mexico, S.A. de C.V. (Mexico)	100%

C.H. Robinson Company (Canada) Ltd. (Ontario, Canada)	100%

C.H. Robinson Company (Delaware)	100%

C.H. Robinson Company LP (Minnesota)	100%

C.H. Robinson Company, Inc. (Minnesota)	100%

CHR Aviation LLC (Minnesota)	100%

Robinson Holding Company (Minnesota)	100%

Wagonmaster Transportation Co. (Minnesota)	100%

Payment & Logistics Services, Inc. (Minnesota)	100%

T-Chek Systems, Inc./Les Sytemes T-Chek, Inc. (Minnesota)	100%

C.H. Robinson Worldwide Foundation (Minnesota)	100%

C.H. Robinson Worldwide Logistics (Dalian) Co. Ltd (Dalian, China)	100%

C.H. Robinson Worldwide (Hong Kong) Ltd (Hong Kong)	100%

C.H. Robinson Worldwide Argentina, S.A. (Buenos Aires, Argentina)	100%

Robinson Logistrica Do Brasil Ltda (Sao Paulo, Brazil)	100%

C.H. Robinson Belgium BVBA (Antwerp, Belgium)	100%

C.H. Robinson Czech Republic s.r.o. (Prague, Czech Republic)	100%

C.H. Robinson SAS (Saint-Contest, France)	100%

C.H. Robinson France SARL. (Caen, France)	100%

C.H. Robinson / Hirdes International GmbH (Hamburg, Germany)	100%

C.H. Robinson Deutschland GmbH (Hamburg, Germany)	100%

C.H. Robinson Hungary, LLC (C.H. Robinson Hungaria Kft) (Budapest, Hungary)	100%

C.H. Robinson Europe BV Ireland (Dublin, Republic of Ireland)	100%

Robinson Italia S.r.l. (Baranzate di Bollate, Italy)	100%

C.H. Robinson International Italy, SRL (Milano, Italy)	100%

C.H. Robinson Europe B.V. (Valkenswaard, the Netherlands)	100%

C.H. Robinson Poland Sp. z.o.o. (Warshaw, Poland)	100%

C.H. Robinson Iberica (Madrid, Spain)	100%

C.H. Robinson (UK) Ltd (Surrey, England)	100%